Exhibit 15.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (as may be amended or supplemented) (File No. 333-130339) pertaining to the Agnico-Eagle Mines Limited Amended and Restated Employee Stock Option Plan and the Agnico-Eagle Mines Limited Amended and Restated Incentives Share Purchase Plan and in the Registration Statement on Form F-10 pertaining to Agnico-Eagle Mines Limited (as may be amended or supplemented) (File No. 333-138921) of our reports dated March 26 2010, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited and to the effectiveness of internal control over financial reporting of Agnico-Eagle Mines Limited, which reports are included in the Annual Report on Form 20-F of Agnico-Eagle Mines Limited for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP
Toronto, Canada	Chartered Accountants
March 26, 2010	Licensed Public Accountants